Exhibit 99.9

Kasper Jakobsen President & Chief Executive Officer Investor Day 2015

Safe Harbor Statement 2 Forward-Looking Statements Certain statements in this presentation are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the fact they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression. Such statements are likely to relate to, among other things, a discussion of goals, plans and projections regarding financial position, results of operations, cash flows, market position, market growth and trends, product development, product approvals, sales efforts, expenses, capital expenditures, performance or results of current and anticipated products and the outcome of contingencies such as legal proceedings and financial results. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations that involve inherent risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this presentation. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company's reputation of real or perceived quality issues; (3) the effect of regulatory restrictions related to the company’s products; (4) the adverse effect of commodity costs; (5) increased competition from branded, private label, store and economy-branded products; (6) the effect of an economic downturn on consumers' purchasing behavior and customers' ability to pay for product; (7) inventory reductions by customers; (8) the adverse effect of changes in foreign currency exchange rates; (9) the effect of changes in economic, political and social conditions in the markets where we operate; (10) changing consumer preferences; (11) the possibility of changes in the Women, Infant and Children (WIC) program, or participation in WIC; (12) legislative, regulatory or judicial action that may adversely affect the company's ability to advertise its products, maintain product margins, or negatively impact the company’s reputation or result in fines or penalties that decrease earnings; and (13) the ability to develop and market new, innovative products. For additional information regarding these and other factors, see the company’s filings with the United States Securities and Exchange Commission (the SEC), including its most recent Annual Report on Form 10-K, which filings are available upon request from the SEC or at www.meadjohnson.com. The company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Factors Affecting Comparability – Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, including non-GAAP net sales, EBIT, earnings, earnings per share information, and effective tax rates. Specified Items are terms included in GAAP measures, but excluded for the purpose of determining non-GAAP net sales, EBIT, earnings and earnings per share. In addition, other items include the tax impact on Specified Items. Non-GAAP net sales, EBIT, earnings and earnings per share information adjusted for these items is an indication of the company’s underlying operating results and intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Tables that reconcile non-GAAP to GAAP disclosure are included in the Appendix. For more information: Kathy MacDonald, Vice President – Investor Relations Mead Johnson Nutrition Company 847-832-2182 kathy.macdonald@mjn.com October 2015 MJN Confidential and Proprietary Information

Our Mission and Core Beliefs 3 Our Mission: To Give Children the Best Start in Life Our Core Beliefs: Good Early Life Nutrition supports lifelong health. Informed Decisions: Access to information helps parents and pediatricians make better decisions. Empowering Women: Working mothers trust infant formula to support their child’s nutritional well-being.

Philanthropic Initiatives Close to Our Mission 4 Improving Nutrition in Orphanages Overcoming Metabolic Diseases Through Nutrition Empowering Mothers to Help Families Feeding Hope Nourishing Children in Need

(1) Source: The Newsweek Green Rankings for the U.S. (June 2015 and June 2014). Preserving the World for the Next Generation 5 2014 MJN Ranked #90 2015 MJN Ranked #10 GreenVision 2020 Progress Toward 2020 Environmental Goals (1) 20% 28% 11% 18% 45% 60% 35% 35% Water Waste Energy Greenhouse Gas Progress to Date 2020 Goals

Science and Innovation at Our Core 6 1911 1960 2000 2015 1990 1940 1920

7 Virtuous Circle of Financial Discipline and Growth Shareholder Value Creation Return Cash to Shareholders Selective M&A EPS Growth Dividends Share Buy Back EBIT Margin Accretion

Dairy(1) China United States (1) Source: Weighted average dairy prices, USDA dairy indices Four Factors Impacting Results 8 Favorable Unfavorable Focus on High-Value Offerings Specialty Liquids Toddler Foreign Exchange Impact $Cost / KG Imported Baby Stores E- Commerce Super High Premium 2011 2012 2013 2014 2015 2013 2014 2015E Asia Other LatAm Ven/Arg Europe North America/Other

Strategic Roadmap - Expectations 9 2017 2018 & Beyond 2016 Focused investments to: Address Portfolio gaps Expand Baby Store coverage in China Gain customer support in China Funded by Expense / Infrastructure Optimization Emerging Markets expected to stabilize Contribution from new growth initiatives increase Expanded distribution in China growth channels Toddler scale in North America offsetting WIC risks Emerging market growth expected to normalize SE Asia rebound expected Portfolio transition and Channel strategy completed in China Re-balanced regulatory environment expected in China Transition Building Growth Momentum Drive Profitable Growth

Q&A 10

Strategy remains compelling Commitment to value creation in challenging environment Continued investment in our future Disciplined approach to cost management Creating an even stronger, faster and more agile company Commitment to Shareholder Value Creation Key Messages 11

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